UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 20, 2007
EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its
charter)
INDIANA
(State of incorporation or organization)
0-23264
(Commission file number)
35-1542018
(I.R.S. Employer
Identification No.)
ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)
(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
Signatures

ITEM 1.01. Entry into a Material Definitive Agreement.
     On February 20, 2007, Emmis Communications Corporation, through its subsidiaries, entered into a definitive agreement to sell the assets of television station KGMB(TV) (Ch. 9, CBS affiliate, Honolulu, HI), together with satellite television stations KGMV (Wailuku, HI) and KGMD (Hilo, HI), to HITV Operating Co., Inc., a wholly-owned portfolio company of MCG Capital Corporation (Nasdaq: MCGC), for $40 million. The transaction contains customary representations, warranties and covenants, and is subject to standard closing conditions, including but not limited to approval by the Federal Communications Commission.
     The foregoing description of the transactions does not purport to be a complete statement of the parties’ rights and obligations under the asset purchase agreement and is qualified in its entirety by reference to the asset purchase agreement, which is filed with this report as Exhibit 10.1. A copy of the press release announcing the transactions is furnished with this report as Exhibit 99.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits

EXHIBIT #	DESCRIPTION

10.1	Asset Purchase Agreement, dated February 20, 2007, among Emmis Television Broadcasting, L.P., Emmis Television License, LLC, Emmis Operating Company, HITV Operating Co., Inc., and MCG Capital Corporation.

99.1	Press Release dated February 20, 2007.
Signatures.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: February 23, 2007	By:	/s/ J. Scott Enright
J. Scott Enright, Senior Vice President,
Associate General Counsel and Secretary

2